                     EXECUTIVE SAVINGS PLAN

                               OF

                       TYSON FOODS, INC.



                (Restated As Of October 1, 1997)















































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                        TABLE OF CONTENTS
                                                            Page
                                                            ----
ARTICLE I DEFINITIONS                                        2
1.1  ACCOUNT                                                 2
1.2  BENEFICIARY                                             2
1.3  CODE                                                    2
1.4  COMPENSATION                                            2
1.5  DISABILITY                                              3
1.6  EFFECTIVE DATE                                          3
1.7  ELECTIVE DEFERRALS                                      3
1.8  ELIGIBLE EMPLOYEE                                       3
1.9  EMPLOYEE                                                3
1.10 EMPLOYER                                                3
1.11 EMPLOYER MATCH                                          4
1.12 EMPLOYMENT COMMENCEMENT DATE                            4
1.13 ENROLLMENT PERIOD                                       4
1.14 ENTRY DATE                                              4
1.15 HOUR OF SERVICE                                         4
1.16 MEMBER                                                  4
1.17 NORMAL RETIREMENT AGE                                   5
1.18 PLAN                                                    5
1.19 PLAN YEAR                                               5
1.20 SALARY REDUCTION AGREEMENT                              5
1.21 VALUATION DATE                                          5
1.22 YEARS OF SERVICE                                        5
ARTICLE II ELIGIBILITY FOR PARTICIPATION                     5
2.1  REQUIREMENTS FOR PARTICIPATION                          5
2.2  PARTICIPATION FOLLOWING RE-EMPLOYMENT                   6
2.3  DESIGNATION OF BENEFICIARY                              6
ARTICLE III CREDITS TO ACCOUNTS                              6
3.1  MEMBERS' ELECTIVE DEFERRALS                             6
3.2  EMPLOYER MATCH                                          7
ARTICLE IV ACCOUNTS AND EARNINGS CREDITED                    8
4.1  ACCOUNTS OF MEMBERS                                     8
4.2  RATES OF RETURN CREDITED                                8
ARTICLE V VESTING                                            9
ARTICLE VI DISTRIBUTIONS                                     9
6.1  ELECTIVE DEFERRAL EMPLOYER MATCH AND FLOOR ACCOUNTS     9
6.2  BENEFITS PAYABLE TO MINORS AND INCOMPETENTS            11
6.3  WITHHOLDING TAXES                                      12
ARTICLE VII ADMINISTRATION OF THE PLAN                      12
7.1  ADMINISTRATIVE COMMITTEE                               12
7.2  ACCOUNTS NOT TRANSFERABLE                              12
7.3  COSTS OF THE PLAN                                      12
7.4  INDEMNIFICATION                                        13
ARTICLE VIII AMENDMENT AND TERMINATION OF THE PLAN          13
ARTICLE IX MISCELLANEOUS PROVISIONS                         13
9.1  NO CONTRACT OF EMPLOYMENT INTENDED                     13
9.2  CLAIMS REVIEW PROCEDURE                                13
9.3  GOVERNING LAW                                          13
9.4  RULES OF CONSTRUCTION                                  14
9.5  PAYMENT PROVIDED UNDER THE PLAN                        14





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                     EXECUTIVE SAVINGS PLAN

                               OF

                       TYSON FOODS, INC.

      This Plan, adopted effective April 1, 1991 by Tyson Foods, Inc., as amended and restated herein as of October 1, 1997, is an unfunded, non-qualified deferred compensation plan designed to provide solely for a select group of management and highly compensated employees of Tyson Foods, Inc. and its affiliates, an opportunity to provide for retirement income. All amounts credited on the books of Tyson Foods, Inc. for the accounts of members under this Plan at all times shall remain as unfunded, general obligations of Tyson Foods, Inc. to such members, it being the intention that such obligations to members under the Plan be paid, when due, solely out of the general assets of Tyson Foods, Inc. available at such time. The Plan shall be administered in the manner set forth in the following Plan, to-wit:


                            ARTICLE I
                           Definitions

      The following definitions shall be used in this Plan unless the context of the Plan clearly indicates another meaning:

      1.1   Account.   "Account" means the  bookkeeping  accounts
established and maintained by the Employer to reflect the interest of a Member under the Plan and shall include the following:

            (a) Elective Deferral Account. Each "Elective Deferral Account" reflects credits to a Member's Account made on his behalf pursuant to Section 3.1, as adjusted to reflect designated rates of return and other credits or charges.

           (b) Employer Match Account. Each "Employer Match Account" reflects credits to a Member's Account made on his behalf pursuant to Section 3.2, as adjusted to reflect designated rates of return and other credits or charges.

      1.2   Beneficiary.   "Beneficiary"  means  such  person  or
persons or legal entity as may be designated by a Member to receive benefits hereunder after his death, or the personal or legal representative of the Member as hereinafter provided in
Section 2.3.

      1.3 Code. "Code" means the Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.




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      1.4   Compensation.   "Compensation"  means  an  Employee's
earned   income,  wages,  salaries,  and  fees  for  professional
services   and  other  amounts  received  for  personal  services
actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits and bonuses). Any amounts that would have been includable in the Employee's Compensation as described above if they had not received special tax treatment because they were deferred by the Employer through a Salary Reduction Agreement shall be added to the amount described above and included in the Employee's Compensation for purposes of the Plan. However, Compensation shall not include the following:

          (a) other Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for a taxable year in which contributed, or Employer contributions under simplified employee pension plans to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (b) amounts realized from the exercise of non-qualified stock options, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

           (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

          (d) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a Salary Reduction Agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee); and

            (e) amounts received as automobile and office allowances.

     1.5 Disability. "Disability" means the total incapacity of a Member when so declared by the Employer in its judgment and discretion, supported by the written opinion of at least two disinterested physicians, after the expiration of at least thirty
(30) days from the date of the inception of such incapacity.

      1.6 Effective Date. The effective date of the Plan shall be April 1, 1991.

       1.7 Elective Deferrals. "Elective Deferrals" means reductions pursuant to a Member's Salary Reduction Agreement, in the whole percentages (permitted below in Section 3.1) of the Member's Compensation, which amounts are credited by the Employer to the Member's Elective Deferral Account under the Plan, as provided below.

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      1.8   Eligible  Employee.  "Eligible Employee"  shall  mean
either (a) with respect to an Employee other than an Employee of Culinary Foods, Inc., or a Maritime Employee (as defined in the Retirement Savings Plan of Tyson Foods, Inc.), an Employee whose regular rate of pay then in effect equals or exceeds $80,000, or
(b) in the case of any Employee of Culinary Foods, Inc., or a Maritime Employee, an Employee who is determined to be a "Highly
Compensated   Employee,"   within   the   meaning   of    Section
1.1(A)(17)(B) of the Retirement Savings Plan of Tyson Foods, Inc., as of any December 31.

      1.9   Employee.   "Employee" means any person  employed  by
Employer.

      1.10 Employer. "Employer" means Tyson Foods, Inc., or any corporation into which it may be merged or consolidated, or any affiliate that may hereafter accept and adopt the terms of this indenture with approval of the Board of Directors of Tyson Foods, Inc. For determining an Employee's length of service for purposes of determining eligibility, Employer also includes any corporation which is a member of a controlled group of corporations (as defined in 414(b) of the Code) and all trades or businesses (whether or not incorporated) which are under common control (as defined in 414(c) of the Code).

      1.11  Employer  Match.   "Employer Match"  shall  mean  the
credit, if any, made to the Member's Employer Match Account by the Employer pursuant to Section 3.2 below.

     1.12 Employment Commencement Date.  "Employment Commencement
Date" means the first date on which an Employee completes an "Hour of Service".

      1.13 Enrollment Period. "Enrollment Period" means each period designated by the Employer with respect to the Plan Year during which new Members may establish, and current Members may amend, their rates of Elective Deferrals under their Salary Reduction Agreements.

      1.14 Entry Date. "Entry Date" shall mean any business day during the Plan Year.

     1.15 Hour of Service.  An "Hour of Service" means:

           (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and
           (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this subparagraph (b) shall be

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
     calculated and credited pursuant to Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by this reference; and


           (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under subparagraph (a) or (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

           (d) Hours of Service credited to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and whose hours are not required to be counted and recorded by a separate federal statute such as the Fair Labor Standards Act shall be at the rate of 45 Hours of Service for each week that the employee is entitled to be credited with at least one "Hour of Service" under the provisions of this section.

      1.16 Member. "Member" means any Employee who has qualified for participation as provided in Article II of the Plan.

      1.17 Normal Retirement Age. "Normal Retirement Age" shall mean the 65th birthday of a Member.

     1.18 Plan. "Plan" means the savings and profit sharing plan set forth in this document and all subsequent amendments thereto which in the aggregate are intended by the Employer to constitute a non-qualified savings and profit sharing retirement plan. The name of the Plan shall be the "Executive Savings Plan of Tyson Foods, Inc."

      1.19 Plan Year. "Plan Year" means, prior to April 1, 1996, each twelve-month period commending April 1, the period from April 1, 1996 to December 31, 1996 and, thereafter, the calendar year.

       1.20 Salary Reduction Agreement. "Salary Reduction Agreement" means an agreement entered into between the Member and the Employer during the Enrollment Period by which the Member agrees to accept a reduction in his Compensation from the Employer equal to any whole percentage, per payroll period, not to exceed the percentages permitted under Section 3.1(A) below. The Salary Reduction Agreement shall be irrevocable by the Member until the next Enrollment Period and shall apply to each payroll period during such time in which the Member receives Compensation from the Employer.

      1.21 Valuation Date. "Valuation Date" under the plan shall mean the last day of each calendar month.


                                   104
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      1.22  Years  of  Service.  A "Year of Service"  means  each twelve consecutive month period during which an Employee has at least one thousand (1,000) Hours of Service. For determining an
Employee's   eligibility   under  the  Plan,   his   "eligibility
computation period" shall begin on the Employment Commencement Date for such Employee.


                           ARTICLE II
                  Eligibility for Participation

      2.1 Requirements for Participation. Eligible Employees shall be eligible to participate under the Plan as follows:

           (a)   Eligible  Employees shall be  eligible  to  make
     Elective Deferrals and receive Employer Matches as of the first Enrollment Period immediately following completion of one (1) Year of Service.

           (b) An Eligible Employee who was a Member immediately prior to January 1, 1997 or who subsequently becomes a Member may continue to make Elective Deferrals for so long as the Member remains an Eligible Employee.

      2.2 Participation Following Re-Employment. Each Employee whose service is terminated and who subsequently is re-employed by the Employer shall be treated under the Plan upon such re employment as though he then first entered the employment of the Employer; except that, the Employee shall be credited as of his date of reemployment with any past Hours of Service earned for purposes of Section 2.1 hereof regarding the service requirements for participation in the Plan; provided, however, that the application of this Section shall not entitle such re-employed former Member to any Employer Match under Article III below attributable to the period of time between his date of termination of service and his date of re-employment.

      2.3 Designation of Beneficiary. The provisions of this Plan shall apply to all Members uniformly. Each Employee on becoming a Member shall:

           (a) Agree in writing to be bound by the terms and conditions of this Plan.

           (b) Designate in writing one or more Beneficiaries to receive his benefits in the event of his death. If no such designation be made, or if such Beneficiary be deceased without a successor Beneficiary being designated in writing, then the death benefits shall be paid in a lump sum to the surviving spouse of said Member, if any, otherwise to the Member's surviving children, in equal shares, per stirpes, otherwise to the personal representative or estate of the deceased Member. Should a Beneficiary of a deceased Member die after he has started receiving payment under the Plan and if there is no living successor Beneficiary named by the deceased Member, then the remaining benefits shall be paid in a lump sum to the surviving spouse of said Beneficiary, if any, otherwise to the personal representative or estate of the beneficiary receiving payment at the time of his death. Each Member shall be entitled to change his designated Beneficiaries from time to time by filing with the Committee (as defined in Section 7.1 below) a new designation of Beneficiary form, and each change so made shall revoke all prior designations by the Member.

                           ARTICLE III
                       Credits to Accounts

     3.1  Members' Elective Deferrals.

      (A) Amount of Elective Deferrals. Each Eligible Employee may elect, pursuant to a Salary Reduction Agreement, to direct the Employer to reduce his Compensation, and in lieu thereof, credit to the Elective Deferral Account of such Eligible Employee an amount equal to such reduction, with such reduction amounts to be in integral percentages, determined as follows:

           (i) From one percent (1%) to twenty percent (20%) of his Compensation, excluding bonuses, if any; and

           (ii) One percent (1%) to fifty percent (50%) of the amount of any bonus included in his Compensation.

Eligible Employees may elect to have Elective Deferrals applied either to Compensation excluding bonuses, to bonuses, or both.

      (B) Initial Authorization for Elective Deferrals. All Salary Reduction Agreements shall be in writing or in such other form permitted by the Committee and shall be filed with the Employer in advance of the date they are to become effective in accordance with the normal administrative procedures established by the Committee. Any such Salary Reduction Agreement shall continue in effect for as long as the Member remains an Eligible Employee or until he elects to suspend or change his rate of Elective Deferrals under the Plan as provided in Section 3.1(C) below.

      (C) Right of Member to Suspend or Change His Rate of Elective Deferrals. Except as set forth below, a Member may suspend or change his rate of Elective Deferrals consisting of Compensation exclusive of bonuses effective as soon as administratively practicable as of the end of any subsequent payroll period; while suspension or change of a Member's rate of Elective Deferrals consisting of bonuses may be made only annually in accordance with the normal administrative procedures established by the Committee. The provisions of this Section 3.1(C) are subject to the further rules of Section 3.1(E) below with respect to certain required suspensions. Any such change of rate, suspension or resumption of Elective Deferrals must be made by the Member in writing filed with the Employer or in such other form permitted by the Committee.




                                   106
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      A  Member whose Elective Deferrals are suspended  during  a period of leave of absence or who is reemployed following a termination of service may elect, upon his return to active employment with the Employer, assuming the Member is otherwise then eligible to participate under Article III, to have the Employer resume Elective Deferrals on his behalf to the Plan. Any such election shall be in writing filed with the Employer and shall specify the percentage of Elective Deferrals to be deducted from his Compensation.

     (D) Crediting Elective Deferrals. Elective Deferrals under the Plan shall be credited by the Employer to the Member's Elective Deferral Account as of the end of the month in which the deferral amounts were deducted from the Member's Compensation.

      (E) Mandatory Suspension of Elective Deferrals. If the Member obtains an in-service hardship withdrawal under the Retirement Savings Plan of Tyson Foods, Inc., then any suspension of deferrals required by Section 8.10(4)(b) thereof shall include the making of Elective Deferrals hereunder.

     3.2  Employer Match.

     (A) Amount of Employer Match. The Employer shall credit to the Employer Match Account of each Member who has elected to make an Elective Deferral pursuant to Section 3.1 (or a salary deferral election pursuant to the Retirement Savings Plan of Tyson Foods, Inc.) above an amount determined in accordance with the following formula:

           (i) an amount determined by applying the matching contribution provisions of the Retirement Savings Plan of Tyson Foods, Inc. (but without regard to any of the restrictive provisions applicable to that plan as a tax-qualified retirement plan, including, without limitation, Sections 401(a)(17), 401(k), 401(m) and 402(g) of the Code)
     to the sum of the aggregate elective deferrals made under the Retirement Savings Plan of Tyson Foods, Inc. and the Elective Deferrals made under the Plan for the period,

           (ii) reduced by the amount of matching contributions allocated under the Retirement Savings Plan of Tyson Foods,
     Inc. on behalf of the Member for the same period.

     (B) Crediting the Employer Match. The Employer Match shall be credited by the Employer to the Member's Employer Match Account as of the end of the month in which the corresponding credit to the Member's Elective Deferral Account is made pursuant to Section 3.1(D) above.


                           ARTICLE IV
                 Accounts and Earnings Credited

      4.1 Accounts of Members. The Employer shall establish and maintain for each Member separate Accounts, to be called,

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respectively, the "Elective Deferral Account" and "Employer Match
Account". "Floor Accounts" and subaccounts shall be maintained as necessary to reflect the terms of the Plan in effect prior to January 1, 1997. Each Account and subaccount shall be credited as required in Article III above and Section 4.2 below.

      4.2 Rates of Return Credited. As of each Valuation Date, each Member's Account (other than any Member who has received a distribution of his Account prior to that Valuation Date) or portions thereof shall be credited with a designated rate or rates of return, as applicable, as selected by the Member, based upon the amount credited to the Member's Account as of the immediately preceding Valuation Date. A Member's Account may be credited with such rate or rates of return in accordance with the most recent investment election properly and timely filed by the Member with the Committee in accordance with such rules and procedures designated by the Committee. If no election has been properly or timely filed with the Committee or if the Employer suspends the election of rates of return by a Member, the Member's Account shall be credited with a designated rate of return selected by the Employer.



                            ARTICLE V
                             Vesting

      As of January 1, 1997 and thereafter, all Account and subaccount balances shall be fully vested.


                           ARTICLE VI
                          Distributions

      6.1 Elective Deferral, Employer Match and Floor Accounts. Amounts credited to a Member's Elective Deferral Account, Employer Match Account and Floor Account shall be distributed to the Member or his Beneficiaries in such form and at such times as set forth below:

            (A) Normal Distribution Rules. The following distribution rules provide for a distribution from Accounts only following a termination of service and apply to all Eligible Employees who first became Members on or after January 1, 1997 and to each Eligible Employee who was a Member of the Plan prior thereto, unless such Member timely filed a written election with the Committee choosing to remain subject to the rules set forth in subparagraph (B) below.

                     (i)   if  the  aggregate sum of  a  Member's
          Accounts total $50,000 or less, the Accounts shall be distributed to the Member in cash in a lump sum as soon as practicable following termination of service;

                     (ii)  if  the  aggregate sum of  a  Member's
          Accounts total more than $50,000, the Accounts will be paid as follows:

                              (1)  if the Member (x) is age 50 or
               older and the sum of the Member's age and Years of Service is equal to or greater than 70 (the "Rule of 70"), or (y) terminates service due to a Disability, the Accounts shall be paid in annual installments commencing as soon as practicable or, if later, at age 60 over a period equal to the number of years of the Member's then projected life expectancy (or, if the Member is married, over the projected life expectancy of the Member and the Member's spouse: provided, however, that any such Member may elect to be paid over a shorter installment period if the election is delivered to the Committee in writing at least one
               (1) year before the termination of service; or

                                (2)    if,  at  the  time  of   a
               termination of service, the Member does not qualify for the Rule of 70 and is not subject to a Disability, the Accounts shall be paid in five annual installments commencing as soon as practicable.

                              (3)  If the Member's termination of
               service is due to death, the Accounts shall be paid to the Member's designated Beneficiary in five annual installments commencing as soon as practicable.

                              (4)  A Member or Beneficiary who is
               not entitled to either the immediate commencement of the payment of Accounts or a lump sum payment, or both, upon a showing of financial hardship, may petition the Committee for the immediate payment of all or a portion of the Member's Accounts. The Committee shall have the sole and absolute discretion in making any determination with respect to a financial hardship application.

            For   purposes   of  this  subparagraph   (A),   life
     expectancies shall be determined in accordance with the Regulations issued by the Secretary of the Treasury pursuant to Section 401(a)(9) of the Code.

           (B) Grandfathered Distribution Rules. The following distribution rules apply only to Eligible Employees who were Members of the Plan prior to January 1, 1997 who timely filed a written election with the Committee choosing to remain subject to these rules.

                     (i)   Prior  to Termination of  Service.   A
          Member's subaccount for any Plan Year under his Elective Deferral, Employer Match and Floor Accounts shall be distributed in one cash lump sum not later than 60 days following the end of the tenth Plan Year immediately following the Plan Year for which such subaccount was established. (By way of example, subaccounts established for the Plan Year ending March 31, 1992 for Elective Deferral, Employer Match and Floor Account credits, together with all earnings credited for all Plan Years in which such subaccounts remain in effect, shall be distributed not later than 60 days following March 31, 2002.)

                      (ii)   Following  Termination  of  Service.
          Except  as  provided below in subparagraphs  (iii)  and
          (iv), if a Member terminates service with the Employer, the Member's Accounts hereunder shall be distributed to him in one cash lump sum not later than 60 days following the end of the Plan Year in which the Member terminates service.

                     (iii)      Termination  of  Service  Due  to
          Death. If a Member dies before all of the Accounts established under this Plan have been distributed to him, the remaining balances credited to all of his Accounts hereunder shall be distributed in one cash lump sum to his Beneficiaries in accordance with
          Section 2.3 above not later than 60 days following the end of the Plan Year in which the Member died.

                     (iv)  Termination  of Service  on  or  After
          Attaining Age 55, etc. If a Member retires from employment with the Employer (x) on or after attaining age 55 or (y) on or after attaining age 50 and the sum of the Member's age and Years of Service equal or exceed 75, or terminates service due to Disability, the Member's Accounts shall be distributed to the Member as follows:

                               (1)   All amounts which, following
               the distribution rules set forth above in Section 6.1(B)(i), would have been distributed to the Member not later than the 60-day period following the end of the fifth Plan Year following the Plan Year in which the Member terminates service shall continue to be distributed pursuant to the rules set forth above in Section 6.1(B)(i); and

                              (2)  To the extent that the amounts
               credited to any subaccounts would not be distributed within the time period described in subparagraph (1) of this Section 6.1(B)(iv), such subaccounts shall be aggregated and exactly twenty percent (20%) of such aggregate amount shall be paid to the Member within 60 days after the end of each of the five Plan Years immediately following the Plan Year in which the Member terminated employment, together with earnings credited on the undistributed balance as determined under Article IV above.
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

     6.2  Benefits Payable to Minors and Incompetents.

          (A) Whenever any person entitled to payments under the Plan shall be a minor or under other legal disability or in the sole judgment of the Employer otherwise shall be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical or where the person not under legal disability is unable to preserve his estate for his own best interest), the Employer may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claim shall have been made therefor by an existing and duly appointed guardian, tutor, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

                     (i)   directly  to such person  unless  such
          person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;

                     (ii)  to the spouse, child, parent or  other
          blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support; or

                      (iii)       to  a  recognized  charity   or
          governmental institution to be expended for the benefit of a person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

           (B) The decision of the Employer will, in each case, be final and binding upon all persons and the Employer shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Employer shall operate as a complete discharge of the obligation of the Employer.

      6.3 Withholding Taxes. The Employer shall have the right to withhold from any amounts due or to become due from the Employer pursuant to this Plan to a Member or his Beneficiary any taxes required by any government to be withheld or otherwise deducted and paid by the Employer in respect of such amounts paid or to be paid.


                           ARTICLE VII
                   Administration of the Plan

     7.1 Administrative Committee. To carry out the purposes of the Plan, the Board of Directors of Tyson Foods, Inc. shall appoint a Committee (the "Committee") consisting of not less than three members who may be officers and/or directors of Tyson Foods, Inc. The Board of Directors may remove members from or add members to the Committee at any time, within its discretion, and may fill vacancies on the Committee. An individual member of the Committee may not participate in any decision exclusively affecting his own participation in the Plan. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Members. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Employer. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder.

      7.2 Accounts Not Transferable. A Member's undivided interest in the amounts credited to his Accounts under the Plan may not be assigned, sold, pledged or alienated except by testate or intestate succession. In addition, such undivided interest may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of the Member or subject to attachment, or to any judgment rendered against the Member or to the process of any court in aid or execution of any judgment so rendered.

      7.3 Costs of the Plan. The costs of maintaining records and executing transfers under the Plan shall be paid by Tyson Foods, Inc.
     7.4 Indemnification. Tyson Foods, Inc. shall indemnify and hold harmless any officer, employee, agent, or representative who incurs damage or loss, including the expense of defense thereof, in connection with the performance of the duties specified herein, other than losses resulting from any such person's fraud or willful misconduct.


                          ARTICLE VIII
              Amendment and Termination of the Plan

      The Board of Directors of Tyson Foods, Inc. or its delegate may, at any time and in its discretion, alter, amend, suspend or terminate the Plan or any part thereof. Notice of any amendment, suspension or termination of the Plan, in whole or in part, shall be given to each Member as soon as practicable after such action is taken.

                           ARTICLE IX
                    Miscellaneous Provisions

      9.1 No Contract of Employment Intended. The granting of any right to an Employee, pursuant to this Plan, shall not constitute an agreement or understanding, express or implied, on the part of Tyson Foods, Inc. or any affiliate, to employ such employee for any specified period.

      9.2 Claims Review Procedure. In the event a Member or Beneficiary is denied a claim for benefits under the Plan, the Committee shall provide to such claimant written notice of the denial which shall set forth the specific reasons for the denial; specific references to the pertinent provisions of the Plan on which the denial is based; a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the Plan's claim review procedure. After receiving the notice of denial of a claim, a claimant or his representative may request a review of the denial by making written application to the Committee within 60 days after receiving notice of the denial; may review pertinent Plan documents; and may submit issues and comments to the Committee in writing. No later than 60 days following receipt of the written application for review, the Committee shall submit its decision on the review in writing to the claimant and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event of special circumstances such as the need to hold a hearing require an extension of time, to a day no later than 120 days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

       9.3   Governing  Law.   The  construction,  validity,  and
operation of this Plan shall be governed by the laws of the State of Arkansas, to the extent not preempted by applicable federal law.

      9.4 Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular and the plural, and vice versa, where applicable.

     9.5 Payment provided under the Plan. All payments provided under the Plan shall be paid from the general assets of the Employer and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Employer may establish a grantor trust to assist it and any affiliate in funding Plan obligations, and any payment made to a Member or a Beneficiary from such trust shall relieve the Employer and affiliate from any further obligations under the Plan only to the extent of such payment.

      IN WITNESS WHEREOF, Tyson Foods, Inc. has caused this indenture to be executed on the date set forth below.

                                   TYSON FOODS, INC.


                                   By:


                                   Date:

                        FIRST AMENDMENT TO THE
                     EXECUTIVE SAVINGS PLAN
                      OF TYSON FOODS, INC.

     THIS FIRST AMENDMENT is made as of this 31st day of December
1998, by TYSON FOODS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

                      W I T N E S S E T H:

      WHEREAS, the Company established by indenture originally effective April 1, 1991, the Executive Savings Plan of Tyson
Foods, Inc. (the "Plan"), which was last amended and restated by indenture generally effective as of October 1, 1997; and

      WHEREAS, the Company desires to amend the Plan primarily to coordinate its provisions more effectively with the current operation of the Retirement Savings Plan of Tyson Foods, Inc. and to reflect the merger of the Hudson Foods, Inc. Executive Salary Deferral Plan (the "Hudson Plan") with and into the Plan effective as of January 1, 1999;

      NOW, THEREFORE, the Company does hereby amend the Plan, effective as of January 1, 1999, as follows:

1. By adding a new final paragraph to the preamble on page 1, as follows:

           "The Plan, as amended herein, reflects the merger of the Hudson Plan with and into the Plan as of January 1, 1999. The amounts referred to as `Annual Deferral Amounts' under the Hudson Plan shall be credited to Elective Deferral Accounts and amounts referred to as `Annual Company Matching Amounts' under the Hudson Plan shall be credited to Employer Match Accounts. The distribution of Accounts of Members who participated in the Hudson Plan prior to January 1, 1999 shall be governed by the provisions of Article VI hereof; provided, however, that any such Member whose Account was in pay status prior to January 1, 1999 (or any later date determined by Tyson Foods, Inc.) shall have his or her Account distributed in accordance with the provisions of the Hudson Plan as in effect on December 31, 1998, except to the extent any such Member requests a modification to the form of payment pursuant to Section 6.1(A)(ii)(4) hereof."

2. By deleting Section 1.2 and by substituting therefor the following:

           "1.2 Beneficiary. `Beneficiary' means such person or persons or legal entity as may be designated by a Member to receive benefits hereunder after his death, or, if none is so designated, the person or entity hereinafter provided in
     Section 2.4."

3. By deleting Section 1.17 and by substituting therefor the following:

           "1.17      Employment Commencement Date.   `Employment
     Commencement Date' means the first date on which an Employee reports for active service with an Employer."

4. By deleting Section 1.15 and by substituting therefor the following:

          1.15 "[Reserved.]"

5. By deleting Section 1.16 and by substituting therefor the following:

           "1.16 Member. `Member' means any Employee who has been designated for participation as provided in Article II of the Plan; provided, however, that any Employee who ceases to be eligible for continued participation in the Plan shall remain an inactive Member until his benefits are paid pursuant to Article VI."

6. By deleting Section 1.29 and by substituting therefor the following:

          "1.29 Year of Service. A `Year of Service' means a twelve consecutive-month period during which an Employee has been continuously employed by an Employer; provided, however, that any period during which an Employee is on an approved leave of absence shall not be deemed to interrupt any period of continuous employment. In determining an Employee's eligibility under the Plan, his `eligibility computation period' shall begin on the Employment Commencement Date for such Employee."

7. By deleting Article II and by substituting therefor the following:

                           "ARTICLE II
                  Eligibility for Participation

           2.1 Requirements for Participation. An Eligible Employee who has completed a Year of Service may be designated for Plan membership by the Committee. Any such Eligible Employee so designated may participate in the Plan commencing as of the Entry Date with respect to which his Plan membership is approved by the Committee.

          2.2 Cessation of Active Participation. A Member shall cease to be eligible for active participation in the Plan as of any date communicated to the Member by the Committee.

            2.3 Participation Following Re-Employment. Each Employee whose service is terminated and who subsequently is re-employed by the Employer shall be treated under the Plan upon such re-employment as though he then first entered the employment of the Employer.

            2.4    Designation  of  Beneficiary.   Each  Eligible
     Employee on becoming a Member shall:

               (a) agree to be bound by the terms and conditions of this Plan; and

                 (b) designate in writing one or more Beneficiaries to receive his benefits in the event of his death. If no such designation be made, or if such Beneficiary be deceased without a successor Beneficiary being designated in writing, then the death benefits shall be paid in a lump sum to the surviving spouse of said Member, if any, otherwise to the Member's estate. Should a Beneficiary of a deceased Member die after he has started receiving payment under the Plan and if there is no living successor Beneficiary named by the deceased Member, then the remaining benefits shall be paid in a lump sum to the surviving spouse of said Beneficiary, if any, otherwise to the estate of the Beneficiary receiving payment at the time of his death. Each Member shall be entitled to change his designated Beneficiaries from time to time by filing with the Committee (as defined in Section 7.1 below) a new designation of Beneficiary form, and each change so made shall revoke all prior designations by the Member."

8. By deleting the head language of Section 3.1(A) and by substituting therefor the following:

            "(A) Amount of Elective Deferrals. During any Enrollment Period, each Member may elect, pursuant to a Salary Reduction Agreement, to direct the Employer to reduce his Compensation, and in lieu thereof, credit to the Elective Deferral Account of such Member an amount equal to such reduction, with such reduction amounts to be integral percentages, determined as follows:".

9. By deleting the last sentence of Section 3.1(A) and by substituting therefor the following:

     "Members may elect to have Elective Deferrals applied either to Compensation excluding bonuses, to bonuses, or both, subject to such rules as may be promulgated from time to time by the Committee."

10. By adding a new final sentence to Section 3.1(B), as follows:

     "No Salary Reduction Agreement made pursuant to Section 3.1(A)(i) above shall be given effect unless, at that time, the Member has in effect an election for the maximum before-tax contribution permissible pursuant to the terms of the tax-qualified cash or deferred arrangement then maintained by the Employer."

11. By adding the phrase "no later than" to Section 3.1(D) immediately after the phrase "Elective Deferral Account" therein.

12. By deleting Section 3.1(E) and by substituting therefor the following:

           "(E) Mandatory Suspension of Elective Deferrals. If the Member obtains an in-service hardship withdrawal under any Employer-sponsored tax-qualified cash or deferred arrangement, then any suspension of deferrals required by such plan shall include the making of Elective Deferrals hereunder."

13.   By  replacing the phrase "Retirement Savings Plan of  Tyson
Foods, Inc." with the phrase "tax-qualified cash or deferred arrangement of the Employer" the first, third and fourth time the former phrase appears in Section 3.2(A).

14. By adding the phrase "no later than" to Section 3.2(B) immediately after the phrase "Employer Match Account" therein.

15.   By  replacing  the first clause of the  first  sentence  of
Section 4.2 with the following: "No later than as of the last day of each calendar month,".

      Except as amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

      IN  WITNESS  WHEREOF,  the Company has  caused  this  First
Amendment to be executed as of the day and year first above written.

                                   TYSON FOODS, INC.

                                   By:

                                   Title:
ATTEST:

 By:

Title:

     [CORPORATE SEAL]




















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